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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 13, 2000
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Date of Report (Date of earliest event reported)

Independent Bankshares, Inc.
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(Exact name of Registrant as specified in its charter)

Texas ------------------------------------------------	0-10196 -------------------------------------	75-1717279 -----------------------------
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

547 Chestnut Street P.O. Box 3296 Abilene, Texas ------------------------------------------------------------------

79604 ------------------
(Address of principal executive offices)	(Zip Code)

(915) 677-5550
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

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

        The undersigned registrant hereby amends the following "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on November 28, 2000, dated November 13, 2000, to include the following:
ITEM 7.	Financial Statements and Exhibits.

        This Amendment to Independent Bankshares, Inc.'s (the "Registrant") Current Report on Form 8-K dated November 13, 2000, contains audited financial statements of an acquired business, United Bank & Trust, Abilene, Texas ("UB&T") as of December 31, 1999, with the Report of Independent Accountants thereon. Also included is the unaudited balance sheet of UB&T as of September 30, 2000, and UB&T's unaudited statements of operations and cash flows for the nine month period ended September 30, 2000, and seven month period ended September 30, 1999.

        In addition, this Amendment contains the unaudited pro forma condensed combined balance sheet of the Registrant and UB&T as of September 30, 2000, the unaudited pro forma condensed combined statements of operations of the Registrant and UB&T for the year ended December 31, 1999 and the nine month period ended September 30, 2000. The unaudited Pro Forma Financial Information of the Registrant and UB&T has been adjusted to give effect to the push down accounting associated with the acquisition of the Registrant by State National Bancshares, Inc. ("SNBI") on August 11, 2000, and the subsequent merger of UB&T, an indirect subsidiary of SNBI, with and into First State Bank, N.A., Abilene, Texas ("FSB"), an indirect subsidiary of the Registrant.

        On March 1, 1999, SNBI purchased UB&T Holding Company and its wholly owned subsidiary, UB&T, a state bank, and then immediately contributed UB&T Holding Company to State National Bancshares of Delaware, Inc. ("SNB-Delaware"), a wholly owned subsidiary of SNBI. Upon conclusion of the acquisition, UB&T Holding Company was dissolved, and SNB-Delaware became the sole shareholder of UB&T, owning all 300,000 shares of UB&T's common stock.

        On March 1, 2000, the Registrant entered into an Agreement and Plan of Reorganization with SNBI for a cash acquisition of the Registrant by SNBI. The Registrant and SNBI consummated the acquisition at the close of business on August 11, 2000. SNBI accounted for its acquisition of the Registrant as a purchase business combination and purchase accounting adjustments, including goodwill, were pushed down and reflected in the consolidated financial statements of the Registrant subsequent to August 11, 2000. The purchase price, including costs incurred by SNBI directly associated with the acquisition, has been allocated to net assets acquired based on preliminary estimates of their fair values. Amounts may be subsequently revised.

        On November 13, 2000, SNBI, through its wholly owned subsidiary SNB-Delaware, contributed to the Registrant and the Registrant, in turn, contributed to Independent Financial Corp., its wholly owned subsidiary, all of the capital stock of UB&T, a Texas banking association. After the contribution, UB&T was merged with and into FSB. In addition, immediately after the merger, the name of the combined bank was changed to State National Bank of West Texas, Abilene, Texas ("SNB Abilene"). There was no merger consideration paid as, prior to the transactions, the Registrant and UB&T were either direct or indirect wholly owned subsidiaries of SNBI.


(a)	Financial Statements of Business Acquired.

        Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Registrant hereby files the following financial statements of United Bank & Trust, Abilene, Texas as of and for the ten month period ended December 31, 1999, including the signed Report of Independent Auditors:

Audited Financial Statements

*	Report of Independent Auditors

*	Balance Sheet as of December 31, 1999

*	Statement of Operations for the Ten Month Period Ended December 31, 1999

*	Statement of Changes in Shareholder's Equity for the Ten Month Period Ended December 31, 1999

*	Statement of Cash Flows for the Ten Month Period Ended December 31, 1999

*	Notes to Financial Statements

Unaudited Financial Statements

*	Balance Sheet as of September 30, 2000 (unaudited)

*	Statement of Operations for the Nine Month Period Ended September 30, 2000 and the Seven Month Period Ended September 30, 1999 (unaudited)

*	Statements of Cash Flows for the Nine Month Period Ended September 30, 2000 and the Seven Month Period Ended September 30, 1999 (unaudited)

*	Notes to Financial Statements


Report of Independent Auditors

Shareholders and Board of Directors
State National Bancshares, Inc.

We have audited the accompanying balance sheet of United Bank & Trust as of December 31, 1999, and the related statements of operations, changes in shareholder's equity, and cash flows for the ten month period then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Bank & Trust at December 31, 1999, and the results of its operations and its cash flows for the ten month period then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

December 15, 2000


United Bank & Trust

Balance Sheet
December 31, 1999 ---------------------
Assets
Cash and due from banks	$ 5,955,427
Interest-bearing deposits in other banks	16,197
Securities available-for-sale	21,887,262
Loans, net of allowance for loan losses of $2,007,263	76,645,775
Accrued interest receivable	964,083
Premises and equipment, net	3,782,308
Intangible assets, net	9,157,175
Other assets	613,151 -----------------
Total assets	$119,021,378 ==========

Liabilities and Shareholder's Equity
Deposits:
Non-interest bearing demand deposits	$ 15,535,517
Interest bearing demand deposits	32,835,145
Time deposits	50,550,183 ----------------
Total deposits	98,920,845

Federal funds purchased	2,061,000
Accrued interest payable	472,753
Other liabilities	89,548
Deferred taxes payable	758,749 ----------------
Total liabilities	102,302,895 ==========

Shareholder's equity:
Common stock	1,200,000
$4 par value:
Authorized shares - 300,000
Issued shares - 300,000
Additional paid-in capital	15,427,672
Retained earnings	459,329
Accumulated other comprehensive loss	(368,518) -----------------
Total shareholder's equity	16,718,483 -----------------
Total liabilities and shareholder's equity	$119,021,378 ==========

See accompanying notes.


United Bank & Trust

Statement of Operations

For the Ten Month Period Ended December 31, 1999
Interest income:
Interest and fees on loans	$6,640,052
Interest on securities	1,084,132
Interest on deposits in other banks	1,401
Interest on federal funds sold	207,172 ----------------
Total interest income	7,932,757 ----------------

Interest expense:
Interest on deposits	3,599,301
Interest on federal funds purchased	3,721 ----------------
Total interest expense	3,603,022 ----------------
Net interest income	4,329,735

Provision for loan losses	341,099 ----------------
Net interest income after provision for loan losses	3,988,636 ----------------

Non-interest income:
Service charges	765,787
Other income	171,916 ----------------
Total non-interest income	937,703 ----------------

Non-interest expense:
Salaries and employee benefits	1,965,952
Net occupancy expense	82,803
Equipment expense	78,205
Stationery, printing and supplies expense	102,596
Professional fees	171,372
Net costs applicable to other real estate and other repossessed assets	80,125
Amortization of intangibles	781,099
Other expenses	855,196 ----------------
Total non-interest expense	4,117,348 ----------------

Income before income taxes	808,991
Income taxes	349,662 ----------------
Net income	$ 459,329 =============

See accompanying notes.


United Bank & Trust

Statement of Changes in Shareholder's Equity

For the Ten Month Period Ended December 31, 1999

	Common Stock -----------------------------------		Additional Paid-in Capital ------------------	Retained Earnings ------------------	Accumulated Other Comprehensive Loss -------------------	Total ----------------
	Shares -----------------	Amount --------------

Balance after acquisition on March 1, 1999	300,000	$1,200,000	$16,131,373	$ -	$ -	$17,331,373 ----------------
Comprehensive income:
Net income	-	-	-	459,329	-	459,329
Change in unrealized loss on available-for-sale securities, net of deferred income taxes	-	-	-	-	(368,518)	(368,518) ----------------
Total comprehensive income						90,811
Purchase accounting adjustments (Note 2)	- --------------	- --------------	(703,701) ----------------	- ------------------	- ---------------	(703,701) ------------------
Balance at December 31, 1999	300,000 =========	$1,200,000 =========	$15,427,672 ==========	$ 459,329 ===========	$ (368,518) ==========	$16,718,483 ===========

See accompanying notes.


United Bank & Trust

Statement of Cash Flows

For the Ten Month Period Ended December 31, 1999
Operating Activities:
Net income	$ 459,329
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	341,099
Depreciation and amortization	1,001,077
Writedown of premises and equipment	2,134
Net amortization of premium/(discounts) on securities	20,814
Decrease in accrued interest receivable and other assets	529,839
Decrease in accrued interest payable and other liabilities	(1,090,870) ------------------
Net cash provided by operating activities:	1,263,422 -------------------

Investing Activities:
Purchases of securities available-for-sale	(10,884,750)
Proceeds from maturities of securities available-for-sale	4,839,319
Net decrease in federal funds sold	10,995,000
Net decrease in loans	3,890,672
Purchase of premises and equipment	(58,060) ------------------
Net cash provided by investing activities	8,782,181 -------------------

Financing Activities:
Net decrease in deposits	(10,230,480)
Net increase in federal funds purchased	2,061,000 ------------------
Net cash used in financing activities	(8,169,480) -----------------

Net increase in cash and cash equivalents	1,876,123
Cash and cash equivalents at beginning of period	4,095,501 -----------------
Cash and cash equivalents at end of period	$ 5,971,624 ==========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$ 3,803,022
Income taxes	187,842
Non-cash transactions:
Transfer of loans to repossessed assets available for sale	110,461

See accompanying notes.


1.	Operations and Summary of Significant Accounting Policies

Organization and Nature of Business

        On March 1, 1999, State National Bancshares, Inc. (SNBI), a Texas bank holding company, purchased 100% of the outstanding common stock of UB&T Holding Company and its wholly owned subsidiary, United Bank & Trust (UB&T), a state bank, and then immediately contributed UB&T Holding Company to State National Bancshares of Delaware, Inc. (SNB Delaware), a wholly owned subsidiary of SNBI. UB&T Holding Company was dissolved during 1999.

        As a result of these transactions, SNBI owns 100% of SNB Delaware at December 31, 1999. SNB Delaware owns three separately chartered banks: State National Bank of West Texas, UB&T, and State National Bank, El Paso.

        The accompanying financial statements include the accounts of UB&T.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pending Adoption of Accounting Standards

        During 1999, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB Statement No. 133, which deferred the required adoption date of SFAS 133 to fiscal years beginning after June 15, 2000. SFAS 133, Accounting for Derivative Instruments and Hedging Activities, will require the recognition of all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Even though early adoption is allowed, UB&T has no plans to adopt this statement prior to the effective date of January 1, 2001. The impact on future financial position or results of operations is not expected to be significant.

Cash and Cash Equivalents

        Cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

Securities

        UB&T determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity (HTM) when UB&T has the positive intent and ability to hold the securities to maturity. HTM securities are stated at amortized cost.

        Debt securities not classified as HTM are classified as available-for-sale (AFS). AFS securities are stated at estimated fair value with unrealized gains and losses, net of income taxes, reported as part of comprehensive income. UB&T has no trading or HTM securities at December 31, 1999.

        The amortized cost of debt securities classified as HTM or AFS is adjusted for amortization of premiums and accretion of discounts. The cost of AFS securities sold is based on the specific identification method. Realized gains and losses and declines in value judged to be other than temporary are included in the results of operations.


Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as interest income over their estimated lives using a method, which approximates the interest method. Interest on other loans is recognized using the simple-interest method on the daily balances of the principal amounts outstanding.

        The accrual of interest on impaired loans is discontinued when there is a clear indication that the borrower's cash flow may not be sufficient to meet payments as they become due. When a loan is placed on non-accrual status, all previously accrued and unpaid interest is reversed. Interest income is subsequently recognized on the cash basis. Loss reserves on impaired non-homogeneous loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral. A non-homogeneous loan is considered impaired when, based on current information and events, it is probable that the bank will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. Alternative methods may be used for recognizing interest income on loans that are impaired or for which there are credit concerns.

Allowance for Loan Losses

        The allowance for loan losses is increased by provisions for loan losses and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions. The allowance for loan losses is comprised of three elements which include: 1) allowances established on specific loans, 2) allowances based on loss experience and trends in pools of loans with similar characteristics, and 3) unallocated allowances based on general economic conditions and other internal and external risk factors in UB&T's individual markets.

Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Gains or losses on disposals of premises and equipment are included in results of operations. Assets held for future banking purposes are not depreciated until placed in service.

Other Real Estate

        Real estate and other repossessed assets acquired in settlement of loans are initially recorded at the lower of the loan balance or estimated fair value. Any excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. The carrying value of other real estate is periodically evaluated by management and is reduced to estimated fair value, less costs to dispose, as appropriate. Real estate and other repossessed assets were not significant at December 31, 1999.

Intangible Assets

        The acquisition of UB&T by SNBI has been accounted for as a purchase business combination and purchase accounting adjustments resulted in the recording of intangible assets such as core deposit intangibles and goodwill. Core deposit intangibles are amortized over a 10-year life using an accelerated method. The excess of cost over fair value of net identifiable assets of businesses acquired (goodwill) is amortized on a straight-line basis over 20 years. Accumulated amortization related to intangibles totaled approximately $781,000 at December 31, 1999. All intangible assets are evaluated periodically to determine recoverability of their carrying value.


Income Taxes

        UB&T files a consolidated federal income tax return with its parent SNBI, and other wholly owned SNBI subsidiaries. Taxes are computed in accordance with a tax allocation agreement between UB&T, SNBI and other SNBI subsidiaries whereby current and deferred tax provisions approximate the amounts of each separate company's tax liability.

        Deferred tax assets and liabilities of UB&T are recognized for the expected future tax consequences of temporary differences between the financial reporting bases and tax bases of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded as appropriate.

Advertising

        Advertising costs are expensed as incurred. The total amount charged to advertising expense for the ten months ended December 31, 1999, was approximately $87,500.
2.	Acquisition and Merger

        On March 1, 1999, SNBI issued 154,798 shares of common stock, valued at $15 per share, paid cash of $12.4 million, and issued a note payable in the original amount of $5 million to acquire 100% of the outstanding common stock of UB&T Holding Company. UB&T Holding Company's wholly owned subsidiary is UB&T. UB&T Holding Company was subsequently dissolved during 1999. The transaction was accounted for as a purchase and the net purchase price adjustments, including goodwill, have been pushed down and allocated to the underlying assets and liabilities of UB&T based upon their estimated fair value at the date of acquisition. A dividend of approximately $1,607,000 resulting from recognition of a gain on the sale of a UB&T branch, prior to acquisition, was paid out to selling shareholders immediately following consummation. Core deposit intangibles associated with the transaction amounted to approximately $4.4 million and are being amortized on an accelerated basis using a 10-year life. Goodwill associated with the transaction amounted to approximately $5.6 million and is being amortized on a straight-line method over a 20-year life. As indicated in the purchase agreement, for a specified time period after the date of acquisition, loan losses incurred with respect to certain loans on UB&T's books at the closing date will be charged against the SNBI note payable. This could result in a reduction in the purchase price of UB&T with a corresponding reduction of goodwill and additional paid-in capital of UB&T. As of December 31, 1999, reductions in the amount of approximately $254,000 have been made under these terms. In addition, a settlement agreement was reached subsequent to closing for $450,000. The results of operations from UB&T are reported from the date of acquisition.
3.	Securities

        The following is a summary of AFS securities at December 31, 1999, (in thousands):
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
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U.S. Government and agency securities	$18,673	$2	$(471)	$18,204
Mortgage-backed securities	2,498	-	(91)	2,407
Other securities	1,274	2	-	1,276
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	$22,445	$4	$(562)	$21,887
	=================================================


        The amortized cost and estimated fair value of AFS securities at December 31, 1999, are presented below by contractual maturity (in thousands).

	Amortized Cost	Estimated Fair Value
	--------------------------------------------
Due in one year or less	$ 1,171	$ 1,173
Due after one year through five years	13,742	13,448
Due after five years through ten years	5,034	4,859
Mortgage-backed securities and collateralized mortgage obligations	2,498	2,407
	--------------------------------------------
	$22,445	$21,887
	==========================

   Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

        Securities with carrying values of approximately $13,816,000 were pledged to secure certain deposits at December 31, 1999.

        There were no gross realized gains or losses recorded on sales and calls of available-for-sale securities in 1999.
4.	Loans and Allowance for Loan Losses

        UB&T is primarily involved in real estate, commercial, and consumer lending activities with customers primarily in the West Texas area. Although the bank has a diversified portfolio, its debtors' ability to honor their loan contracts is substantially dependent upon the general economic conditions of the region, which consist primarily of agribusiness, manufacturing, wholesale/retail and health care industries, and institutions of higher education.

        Loans at December 31, 1999, are summarized by category as follows (in thousands):
Commercial	$24,616
Agricultural	1,950
Real estate	39,432
Installment	12,564
Tax exempt obligations to states, etc.	91 -------------
78,653
Allowance for loan losses	(2,007) -------------
Loans, net	$76,646 ========

        The changes in the allowance for loan losses during the ten months ended December 31, 1999, are summarized as follows (in thousands):
Balance, beginning of period	$ 2,838
Provision for loan losses	341
Loans charged off to allowance	(1,292)
Recoveries	120 ------------
Balance at end of year	$ 2,007 =======

        During the normal course of business, UB&T may enter into transactions with related parties, including their officers, employees, directors, significant shareholders, and their related affiliates. It is UB&T's policy that all such transactions are on substantially the same terms as those prevailing at the time for comparable transactions with others. There were loans outstanding, both directly and indirectly, to this group of approximately $1,257,000 at December 31, 1999.


        At December 31, 1999, the recorded investment in loans that are considered to be impaired under FAS 114 was approximately $2,247,000. Included in this amount at December 31, 1999, is approximately $2,202,000 of impaired loans for which the related specific reserve for loan losses is approximately $585,000 and $45,000 that did not have a specific related reserve for loan losses.

        The approximate effect of such non-earning assets was a loss of interest income of approximately $180,000 for the ten months ended December 31, 1999. Payments received on these loans are first applied to principal, and interest is applied at the end of the note term. Interest income recognized during the ten months ended December 31, 1999 on these impaired loans was $91,000. The average recorded investment in impaired loans was $1,053,000 for the ten months ended December 31, 1999.
5.	Premises and Equipment

        Premises and equipment at December 31, 1999, are summarized as follows (in thousands):
Land	$ 905
Premises	2,884
Furniture and equipment	1,572 ------------
5,361
Accumulated depreciation	(1,579) ------------
$ 3,782 =======

        Depreciation expense amounted to $240,000 for the ten months ended December 31, 1999.
6.	Interest-Bearing Deposits

        At December 31, 1999, individual interest-bearing deposits of $100,000 or more totaled $18,046,000.

        At December 31, 1999, the scheduled maturities of interest-bearing time deposits are as follows (in thousands):
2000	$46,498
2001	2,318
2002	1,591
2003	127
2004	16 ------------
$50,550 =======
7.	Income Taxes

        At December 31, 1999, the components of the provision for income taxes are (in thousands):
Current income tax expense	$339
Deferred income tax	11 -----------
Income tax expense	$350 ======


        The following is a reconciliation of the difference between income tax expense as reported and the amount computed by applying the statutory income tax rate to income before income taxes (in thousands):
Income before income taxes	$809
Statutory rate	34% -------------
Income tax expense at statutory rate	275
Tax-exempt income	(9)
Amortization of goodwill	80
Other	4 -------------
Income tax expense as reported	$350 =======

        The components of UB&T's deferred tax assets and liabilities at December 31, 1999, consist of the following (in thousands):
Deferred tax assets:
Allowance for loan losses	$ 682
Unrealized loss on AFS securities	190 ----------
872 ----------
Deferred tax liabilities:
Core deposit intangible	1,298
Premises and equipment	72
Other	260 -----------
1,630 -----------
Net deferred tax liability	$ (758) ======

        UB&T records a valuation allowance on deferred tax assets if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

8.	Employee Benefits

        UB&T participates in the 401(k) profit sharing plan of SNBI to provide retirement benefits for their employees. UB&T contributed $21,000 to its 401(k) plan for the ten months ended December 31, 1999.
9.	Financial Instruments with Off-Balance Sheet Risk

        UB&T is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters-of-credit, which involve varying degrees of credit risk in excess of the amount recognized in the statement of financial position. UB&T's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters-of-credit is represented by the contractual amount of these instruments. UB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. UB&T evaluates each customer's credit-worthiness on a case-by-case basis.

        Standby letters-of-credit are conditional commitments issued by UB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.


December 31, 1999 --------------------
Financial instruments whose contract amounts represent credit risk (in thousands):
Commitments to extend credit	$12,431
Standby letters-of-credit	898

10.         Regulatory Restrictions

        UB&T is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on UB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, UB&T must meet specific capital guidelines that involve quantitative measures of UB&T's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. UB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require UB&T to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that UB&T meets all capital adequacy requirements to which it is subject.

        As of December 31, 1999, the most recent notification from the Office of the Comptroller of the Currency categorized UB&T as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized or adequately capitalized, UB&T must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the tables below.
	Actual --------------------------		For Capital Adequacy Purposes --------------------------		To Be Well Capitalized Under Prompt Corrective Action Provisions ---------------------------
	Amount ---------------	Ratio ---------	Amount ----------------	Ratio ---------	Amount ----------------	Ratio ---------
As of December 31, 1999:
Total capital (to risk-weighted assets):
United Bank & Trust	$8,958,000	11.1%	>$6,459,840	> 8.0%	>$8,074,800	> 10.0%

Tier 1 capital (to risk-weighted assets):
United Bank & Trust	$7,949,000	9.8%	>$3,229,920	> 4.0%	>$4,844,880	> 6.0%

Tier 1 capital (to average assets):
United Bank & Trust	$7,949,000	7.0%	>$4,521,680	> 4.0%	>$7,347,730	> 5.0%

        Dividends that may be paid by UB&T are routinely restricted by various regulatory authorities. The amount that can be paid in any calendar year without prior approval of UB&T's regulatory agencies cannot exceed the lesser of net profits (as defined) for that year plus the net profits for the preceding two calendar years, or retained earnings.
11.	Fair Values of Financial Statements

        Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instrument (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. This disclosure does not and is not intended to represent the fair value of UB&T.


        A summary of the carrying amounts and estimated fair values of financial instruments at December 31, 1999, is as follows (in thousands):
	Carrying Amount	Estimated Fair Value
	----------------------------------------
Cash and cash equivalents	$ 5,972	$ 5,972
Available-for-sale securities	21,887	21,887
Loans, net	76,646	75,912
Deposits	98,921	98,946
Federal funds purchased	2,061	2,061

        The following methods and assumptions were used by UB&T in estimating its fair value disclosures for financial instruments.

Cash and Cash Equivalents

        The carrying amounts reported in the balance sheet for cash and short-term investments approximate their fair value.

Securities

        The fair value of investment securities is based on prices obtained from independent pricing services, which are based on quoted market prices for the same or similar securities.

Loans

        For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are generally based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximated its fair value.

Deposits and Federal Funds Purchased

        SFAS 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any deposit base intangible. The deposit base intangible is not considered in the fair value amounts. The carrying amounts for variable-rate money market accounts approximate their fair value. Fixed-term certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities. The carrying amounts reported in the balance sheet approximate the estimated fair value for federal funds purchased.

Off-Balance Sheet Instruments

        Fair values for UB&T's off-balance sheet instruments, which consist of lending commitments and standby letters of credit, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. Management believes that the fair value of these off-balance sheet instruments is not material.
12.	Commitments and Contingencies

        UB&T has certain non-cancelable operating leases for certain branch facilities. Rent expense incurred under operating leases amounted to $19,600 for the ten months ended December  31, 1999.


        Minimum future lease payments under operating leases are as follows (in thousands):

Year ending December 31 ----------------------------------------	Minimum Payments ----------------

2000	$22
2001	22
2002	22
2003	18
2004 and thereafter	11 ----------------
$95 =========
13.	Related Party Transactions

        As more fully described in Note 1 and below in the Subsequent Events section, UB&T was purchased by SNBI. Consequently, there are parent-subsidiary relationships among UB&T, SNBI and other SNBI subsidiaries. Further, there are common directors and officers of the related entities. In the ordinary course of business, UB&T has loans, deposits and other transactions with directors and officers of various related entities. It is UB&T's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties.
14.	Subsequent Events (Unaudited)

        On August 11, 2000, SNBI purchased all of the outstanding common stock of Independent Bankshares, Inc. (IBK). On November 13, 2000, SNBI contributed to IBK and IBK, in turn, contributed to Independent Financial Corp. (IFC), all of the capital stock of UB&T. After the contribution, UB&T was merged with and into First State Bank, N.A., Abilene, Texas (FSB), a subsidiary bank of IFC. In addition, immediately after the merger, the name of the combined bank was changed to State National Bank of West Texas, Abilene, Texas (SNB Abilene). There was no merger consideration paid as, prior to the transactions, IBK and UB&T were direct or indirect subsidiaries of SNBI.


United Bank & Trust
Balance Sheet
as of September 30, 2000 (Unaudited)

Assets
Cash and due from banks	$ 4,334,387
Interest bearing deposits in other banks	2,129
Federal funds sold	4,026,882
Available for sale securities	20,416,652
Loans, net of allowance for loan losses of $1,714,133	67,217,279
Accrued interest receivable	983,795
Premises & equipment, net	3,533,351
Other assets	398,370
Intangible assets, net	8,478,310 --------------------
Total assets	$109,391,155 ===========

Liabilities and shareholder's equity
Deposits:
Non-interest bearing demand deposits	$ 13,552,387
Interest bearing demand deposits	33,767,411
Time deposits	44,043,283 --------------------
Total deposits	91,363,081

Accrued interest payable	424,061
Other liabilities	209,259
Deferred taxes	708,151 -------------------
92,704,552 -------------------
Shareholder's equity:
Common stock	1,200,000
$4 par value:
Authorized shares-300,000
Issued shares-300,000
Additional paid in capital	15,371,054
Retained earnings	344,354
Accumulated other comprehensive loss	(228,805) --------------------
Total shareholder's equity	16,686,603 --------------------

Total liabilities and shareholder's equity	$109,391,155 ===========

See accompanying notes.


United Bank & Trust
Statement of Operations for the Nine Month Period Ended September 30, 2000 and
for the Seven Month Period Ended September 30, 1999 (Unaudited)

	Nine Month Period Ended September 30, 2000 --------------------	Seven Month Period Ended September 30, 1999 -------------------
Interest income
Interest and fees on loans	$5,438,257	$4,702,860
Interest on securities	1,006,452	739,560
Interest on deposits in other banks	785	1,191
Interest on federal funds sold	114,018 --------------------	198,224 -------------------
Total interest income	6,559,512 --------------------	5,641,835 -------------------

Interest expense
Interest on deposits	2,985,649	2,576,939
Interest on federal funds purchased and securities sold under repurchase agreements	10,294 --------------------	1,346 -------------------
Total interest expense	2,995,943 --------------------	2,578,285 -------------------
Net interest income	3,563,569	3,063,550
Provision for loan losses	192,500 --------------------	281,099 -------------------
Net interest income after provision for loan losses	3,371,069 --------------------	2,782,451 -------------------

Non-interest income
Service charges	653,820	526,103
Other	172,269 --------------------	123,660 -------------------
Total non-interest income	826,089 --------------------	649,763 -------------------

Non-interest expenses
Salaries and employee benefits	1,767,794	1,401,525
Net occupancy expense	53,039	54,111
Equipment expense	315,071	53,789
Stationery, printing and supplies expense	68,750	73,752
Professional fees	123,334	74,939
Net costs applicable to other real estate and other repossessed assets	28,646	41,108
Amortization of intangibles	622,248	546,769
Other expenses	531,128 --------------------	601,185 -------------------
Total non-interest expenses	3,510,010 --------------------	2,847,178 -------------------

Income before income taxes	687,148	585,036
Income taxes	301,123 ------------------	250,096 ------------------
Net income	$ 386,025 ============	$ 334,940 ===========

See accompanying notes.


United Bank & Trust
Statement of Cash Flows for the Nine Month Period Ended September 30, 2000 and
for the Seven Month Period Ended September 30, 1999 (Unaudited)
	Nine Month Period Ended September 30, 2000 ----------------------	Seven Month Period Ended September 30, 1999 ----------------------
Operating activities:
Net income	$ 386,025	$ 334,940
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	192,500	281,099
Depreciation and amortization	981,652	714,049
Writedown of premises and equipment	553	2,134
Net amortization of premium/(discounts) on securities	31,200	10,867
Decrease in accrued interest receivable and other assets	195,070	292,737
Decrease in accrued interest payable and other liabilities	(51,551) -----------------	(1,133,191) -----------------
Net cash provided by operating activities	1,735,449 -----------------	502,635 ------------------

Investing activities:
Purchases of securities available-for-sale	-	(10,884,750)
Proceeds from maturities of securities available-for-sale	1,651,096	3,739,397
Net (increase) decrease in federal funds sold	(4,026,882)	10,995,000
Net decrease in loans	9,235,995	1,475,122
Purchase of premises and equipment	(111,002) -----------------	(33,788) -------------------
Net cash provided by investing activities	6,749,207 -----------------	5,290,981 -------------------

Financing activities:
Net decrease in deposits	(7,557,764)	(5,533,710)
Net increase (decrease) in federal funds purchased	(2,061,000)	850,000
Dividends paid	(501,000) -----------------	- -------------------
Net cash used in financing activities	(10,119,764) -----------------	(4,683,710) -------------------

Net increase (decrease) in cash and cash equivalents	(1,635,108)	1,109,906
Cash and cash equivalents at beginning of period	5,971,624 ------------------	4,095,501 -------------------
Cash and cash equivalents at end of period	$ 4,336,516 ==========	$ 5,205,407 ===========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$ 2,995,943	$ 2,578,285
Income taxes	340,000	187,842

See accompanying notes.


Notes to United Bank & Trust Interim Financial Statements
1.	Accounting Policies

        The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

        In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial position of United Bank & Trust ("UB&T") at September 30, 2000, and the results of its operations and cash flows for the nine month period ended September 30, 2000, and the seven month period ended September 30, 1999. Interim results are not necessarily indicative of operating results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements and the notes thereto filed herein as part of this Form 8-K.

        The accounting policies of UB&T are as set forth in Note 1 to UB&T's audited financial statements for the ten months ended December 31, 1999, filed herein as a part of this Form 8-K.
2.	Allowance for Possible Loan Losses

        An analysis of activity in the allowance for possible loan losses for the period from January 1, 2000, through September 30, 2000, and March 1, 1999, through September 30, 1999, is presented below (in thousands). The amount charged to operating expenses is based on management's assessment of the adequacy of the allowance based on estimated probable losses in the portfolio.

	September 30, 2000 -----------------	September 30, 1999 ------------------

Balance, beginning of period	$2,007	$2,838
Provision for loan losses	192	281
Loans charged off to allowance	(517)	(953)
Recoveries	32 -----------------	22 ------------------
Balance at September 30	$1,714 ==========	$2,188 ===========


(b)	Pro Forma Financial Information

        Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the Registrant hereby files the following unaudited pro forma financial information:
*	Introductory Paragraphs

*	Pro forma Condensed Combined Balance Sheet as of September 30, 2000 (unaudited)

*

Pro forma Condensed Combined Statement of Operations for the Year Ended December 31, 1999, for the Registrant and for the Ten Month Period from March 1, 1999, to December 31, 1999, for United Bank & Trust ("UB&T") (unaudited)

*	Pro forma Condensed Combined Statement of Operations for the Nine Month Period Ended September 30, 2000 (unaudited)

Introductory Paragraphs

        The unaudited pro forma condensed combined balance sheet at September 30, 2000, combines historical financial information of the Registrant and UB&T at September 30, 2000, as if the acquisition of the Registrant by SNBI ("SNB Acquisition") and the merger of UB&T with and into First State Bank, N. A., Abilene, Texas ("FSB") had occurred on September 30, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, combines historical financial information of the Registrant for the year ended December 31, 1999, and UB&T for the period from March 1, 1999, (date of acquisition) through December 31, 1999, as if the SNB Acquisition and merger of UB&T with and into FSB had occurred on January 1, 1999. The unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2000, combines historical financial information of the Registrant and of UB&T as if the SNB Acquisition and merger of UB&T with and into FSB had occurred on January 1, 1999.

        The pro forma financial statements do not purport to represent what the companies' financial position or results of operations would have been if the SNB Acquisition and merger in fact had occurred on January 1, 1999, or to project the companies' financial position or results of operations for any future date or period.

        The pro forma adjustments are based upon available information and upon certain assumptions as described in the pro forma financial statements that the Registrant believes are reasonable in the circumstances. The purchase price, including costs incurred by SNBI associated with the acquisition, has been allocated to net assets acquired based on preliminary estimates of their fair values. Amounts may be subsequently revised.

        The pro forma data should be read in conjunction with the notes to the unaudited pro forma condensed combined financial information and the historical audited and unaudited financial statements and notes thereto of UB&T.


Independent Bankshares, Inc.
Pro Forma Condensed Combined Balance Sheet
September 30, 2000 (Unaudited)
	Historical Consolidated Independent Bankshares, Inc. --------------------	Historical United Bank & Trust ------------------	Pro Forma Merger Entries ------------------	Pro Forma Consolidated Independent Bankshares, Inc. --------------------
Assets
Cash and due from banks	$ 16,924,343	$ 4,334,387	$ -	$ 21,258,730
Interest bearing deposits in other banks	-	2,129		2,129
Federal funds sold	28,477,900	4,026,882		32,504,782
Available for sale securities	99,597,864	20,416,652		120,014,516

Loans:
Total loans	181,218,198	68,931,412		250,149,610
Less: allowance for loan losses	(5,250,661) -----------------	(1,714,133) -----------------	------------------	(6,964,794) -------------------
Net loans	175,967,537 -----------------	67,217,279 -----------------	------------------	243,184,816 -------------------
Accrued interest receivable	3,499,687	983,795		4,483,482
Premises and equipment, net	9,026,491	3,533,351		12,559,842
Intangible assets, net	38,599,328	8,478,310		47,077,638
Other assets	1,708,355 -----------------	398,370 -----------------	------------------	2,106,725 -----------------

Total assets	$ 373,801,505 ==========	$ 109,391,155 ==========	$ - =========	$ 483,192,660 ===========

Liabilities and equity
Deposits:
Non-interest bearing demand deposits	$ 62,285,437	$ 13,552,387	$ -	$ 75,837,824
Interest-bearing demand deposits	97,624,017	33,767,411		131,391,428
Interest-bearing time deposits	151,401,552 -----------------	44,043,283 ----------------	-----------------	195,444,835 -----------------
Total deposits	311,311,006	91,363,081	-	402,674,087

Accrued interest payable	1,159,847	424,061		1,583,908
Deferred taxes	3,176,847	708,151		3,884,998
Other liabilities	1,478,587 -----------------	209,259 -----------------	------------------	1,687,846 ------------------
	317,126,287 -----------------	92,704,552 -----------------	------------------	409,830,839 ------------------

Guaranteed preferred beneficial interests in the registrant's subordinated debentures	10,900,718	-		10,900,718

Shareholder's equity
Common stock	568,411	1,200,000	(1,200,000)(A)	568,411
Additional paid-in capital	45,538,189	15,371,054	1,200,000 (A)	62,109,243
Retained earnings (deficit)	(702,000)	344,354		(357,646)
Other comprehensive income	369,900 -----------------	(228,805) -----------------	------------------	141,095 -----------------
Total shareholder's equity	45,774,500 -----------------	16,686,603 -----------------	- ------------------	62,461,103 -----------------

Total liabilities and shareholder's equity	$ 373,801,505 ==========	$109,391,155 ==========	$ - ==========	$ 483,192,660 ===========

(A)  To reflect the contribution of the common stock of UB&T into the Registrant.


Independent Bankshares, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 1999 for Independent Bankshares, Inc. and
For the Period of March 1, 1999 to December 31, 1999 for United Bank & Trust
(Unaudited)
	Historical Consolidated Independent Bankshares, Inc. -----------------------	Pro Forma Purchase Accounting Adjustments (A) --------------------------	Subtotal ----------------	Historical United Bank & Trust (B) -----------------	Pro Forma Consolidated Independent Bankshares, Inc. ---------------------
Interest income:
Interest and fees on loans	$ 17,027,000	$ 319,000(C)	$17,346,000	$ 6,640,052	$ 23,986,052
Interest on securities	5,847,000	-	5,847,000	1,084,132	6,931,132
Interest on deposits in other banks	-	-	-	1,401	1,401
Interest on federal funds sold	1,332,000 --------------------	- --------------------	1,332,000 --------------	207,172 ---------------	1,539,172 --------------------
Total interest income	24,206,000 --------------------	319,000 --------------------	24,525,000 --------------	7,932,757 ---------------	32,457,757 -------------------

Interest expense:
Interest on deposits	9,898,000	-	9,898,000	3,599,301	13,497,301
Interest on federal funds purchased and securities sold under repurchase agreements	- --------------------	- --------------------	- --------------	3,721 ---------------	3,721 --------------------
Total interest expense	9,898,000 --------------------	- --------------------	9,898,000 --------------	3,603,022 ---------------	13,501,022 --------------------
Net interest income	14,308,000	319,000	14,627,000	4,329,735	18,956,735
Provision for loan losses	445,000 --------------------	- --------------------	445,000 --------------	341,099 ---------------	786,099 --------------------
Net interest income after provision for loan losses	13,863,000 --------------------	319,000 -------------------	14,182,000 --------------	3,988,636 --------------	18,170,636 --------------------

Non-interest income:
Service charges	2,842,000	-	2,842,000	765,787	3,607,787
Trust fees	208,000	-	208,000	-	208,000
Other income	217,000 --------------------	- --------------------	217,000 --------------	171,916 ---------------	388,916 --------------------
Total non-interest income	3,267,000 --------------------	- --------------------	3,267,000 --------------	937,703 ---------------	4,204,703 --------------------
Non-interest expenses:
Salaries and employee benefits	6,046,000	-	6,046,000	1,965,952	8,011,952
Net occupancy expenses	1,433,000	-	1,433,000	82,803	1,515,803
Distribution on guaranteed preferred beneficial interests in the registrant's subordinated debentures	1,105,000	14,000(D)	1,119,000	-	1,119,000
Equipment expenses	1,103,000	-	1,103,000	78,205	1,181,205
Stationery, printing and supplies expense	574,000	-	574,000	102,596	676,596
Professional fees	436,000	-	436,000	171,372	607,372
Net cost applicable to other real estate and other repossessed assets	91,000	-	91,000	80,125	171,125
Amortization of intangible assets	673,000	2,539,000(E)	3,212,000	781,099	3,993,099
Other expenses	2,043,000 --------------------	- --------------------	2,043,000 ---------------	855,196 ---------------	2,898,196 -------------------
Total non-interest expense	13,504,000 --------------------	2,553,000 --------------------	16,057,000 --------------	4,117,348 ---------------	20,174,348 -------------------

Income before income taxes	3,626,000	(2,234,000)	1,392,000	808,991	2,200,991
Income taxes (benefit)	1,174,000 --------------------	(310,000)(F) --------------------	864,000 --------------	349,662 ---------------	1,213,662 -------------------
Net income	$ 2,452,000 ==============	$ (1,924,000) ===============	$ 528,000 ==========	$ 459,329 ===========	$ 987,329 ==============


(A)

Reflects the impact of pro forma adjustments related to SNBI's acquisition of the Registrant as of August 11, 2000, as if the acquisition was consummated on January 1, 1999, and the amortization of purchase accounting adjustments pushed down to the Registrant.

(B)

Reflects the pro forma effect of the merger of UB&T with and into FSB as of March 1, 1999. UB&T was purchased by SNBI on that date which created a new basis of accounting for UB&T. The historical results presented herein reflect results of operations under the new basis of accounting beginning March 1, 1999, through December 31, 1999.

(C)	Reflects the pro forma impact related to a purchase price adjustment made to adjust certain long term fixed rate loans of the Registrant to a market interest rate of 10%.

(D)

Reflects the pro forma accretion of the premium on the trust preferred securities to adjust the effective rate on the trust preferred securities from the stated rate of 8.5% to a market rate of 10.26%.

(E)

Reflects the amortization of goodwill of $26,433,000 amortized over 20 years, plus pro forma amortization expense of $1,890,000 related to the acquired core deposit intangible ($12,598,000) less amortization expense of $673,000 recorded on the historical financial statements.

(F)	Reflects the tax benefit of the above pro forma adjustments using an effective rate of 34% excluding goodwill amortization expense of $1,322,000 which is not deductible.


Independent Bankshares, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Nine Month Period Ended September 30, 2000
(Unaudited)
	Historical Consolidated Independent Bankshares, Inc. ----------------	Pro Forma Purchase Accounting Adjustments (A) ----------------	Subtotal ----------------	Historical United Bank & Trust (B) ---------------	Pro Forma Consolidated Independent Bankshares, Inc. ------------------
Interest income:
Interest and fees on loans	$13,188,000	$171,000(C)	$13,359,000	$ 5,438,257	$ 18,797,257
Interest on securities	4,480,000	-	4,480,000	1,006,452	5,486,452
Interest on deposits in other banks	-	-	-	785	785
Interest on federal funds sold	1,098,000 ------------------	- -----------------	1,098,000 ----------------	114,018 ---------------	1,212,018 ----------------
Total interest income	18,766,000 ------------------	171,000 -----------------	18,937,000 ----------------	6,559,512 ---------------	25,496,512 ----------------

Interest expense:
Interest on deposits	7,857,000	-	7,857,000	2,985,649	10,842,649
Interest on federal funds purchased and securities sold under repurchase agreements	- ----------------	- -----------------	- ----------------	10,294 ---------------	10,294 ----------------
Total interest expense	7,857,000 ------------------	- -----------------	7,857,000 ----------------	2,995,943 ---------------	10,852,943 ----------------

Net interest income	10,909,000	171,000	11,080,000	3,563,569	14,643,569
Provision for loan losses	2,068,000 ----------------	- -----------------	2,068,000 ----------------	192,500 ---------------	2,260,500 ----------------
Net interest income after provision for loan losses	8,841,000 -----------------	171,000 -----------------	9,012,000 ----------------	3,371,069 ---------------	12,383,069 ----------------

Non-interest income:
Service charges	1,976,000	-	1,976,000	653,820	2,629,820
Trust fees	168,000	-	168,000	-	168,000
Other income	203,000 ------------------	- -----------------	203,000 ----------------	172,269 ---------------	375,269 ----------------
Total non-interest income	2,347,000 ------------------	- -----------------	2,347,000 ----------------	826,089 --------------	3,173,089 ----------------
Non-interest expenses:
Salaries and employee benefits	4,620,000	-	4,620,000	1,767,794	6,387,794
Net occupancy expenses	1,127,000	-	1,127,000	53,039	1,180,039
Distribution on guaranteed preferred beneficial interests in the registrant's subordinated debentures	831,000	9,000(D)	840,000	-	840,000
Equipment expenses	960,000	-	960,000	315,071	1,275,071
Stationery, printing and supplies expense	430,000	-	430,000	68,750	498,750
Professional fees	474,000	-	474,000	123,334	597,334
Net cost applicable to other real estate and other repossessed assets	31,000	-	31,000	28,646	59,646
Merger related expenses	1,970,000	-	-	-	-
Amortization of intangibles assets	845,000	948,000(E)	1,793,000	622,248	2,415,248
Other expenses	1,784,000 ----------------	- ---------------	1,784,000 ----------------	531,128 ---------------	2,315,128 ----------------
Total non-interest expense	13,072,000 ------------------	957,000 ---------------	14,029,000 ---------------	3,510,010 --------------	17,539,010 ----------------

Income (loss) before income taxes	(1,884,000)	(786,000)	(2,670,000)	687,148	(1,982,852)
Income taxes	26,000 -----------------	8,000(F) ---------------	34,000 ----------------	301,123 ---------------	335,123 ----------------
Net income (loss)	$ (1,910,000) ==============	$(794,000) ===========	$ (2,704,000) ============	$ 386,025 =========	$(2,317,975) =============


(A)

Reflects the impact of pro forma adjustments related to SNBI's acquisition of the Registrant as of August 11, 2000, as if the acquisition was consummated on January 1, 1999, and the amortization of purchase accounting adjustments pushed down to the Registrant.

(B)

Reflects the pro forma effect of the merger of UB&T with and into FSB as of March 1, 1999. UB&T was purchased by SNBI on that date which created a new basis of accounting for UB&T. The historical results presented herein reflect results of operations under the new basis of accounting from January 1, 2000, through September 30, 2000.

(C)	Reflects the pro forma impact related to a purchase price adjustment made to adjust certain long term fixed rate loans of the Registrant to a market interest rate of 10%.

(D)

Reflects the pro forma accretion of the premium on the trust preferred securities to adjust the effective rate on the trust preferred securities from the stated rate of 8.5% to a market rate of 10.26%.

(E)

Reflects the amortization of goodwill of $26,433,000 amortized over 20 years, plus pro forma amortization expense of $984,000 related to the acquired core deposit intangible ($12,598,000) less amortization expense of $845,000 recorded on the historical financial statements.

(F)	Reflects the tax benefit of the above pro forma adjustments using an effective rate of 34% excluding goodwill amortization expense of $810,000 which is not deductible.


(c)	Exhibits

	Exhibit No.	Document Description

2.1

Agreement and Plan of Merger dated October 24, 2000, between United Bank & Trust, Abilene, Texas and First State Bank, N.A., Abilene, Texas, previously filed as an exhibit to the Registrant's Form 8-K filed November 28, 2000, and is incorporated by reference herein.


SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANKSHARES, INC.

Date: January 29, 2001	By:	/s/ Randal N. Crosswhite Randal N. Crosswhite Chief Financial Officer